Exhibit 99.1

For Immediate Release

Contacts:	Norman Black, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901

UPS ANNOUNCES CHANGE

IN PENSION ACCOUNTING METHOD

Adopts Simpler, More Transparent Mark-to-Market Methodology

ATLANTA, Jan. 27, 2012 – UPS (NYSE:UPS) today announced an accounting change relating to expense recognition for company-sponsored pension and postretirement benefit plans. The new method, adopted in the fourth quarter of 2011, will result in simpler, more transparent financial reporting.

Today’s announcement is an accounting change only and does not affect benefits for plan participants. Additionally, there is no impact on pension plan funding or UPS cash flow.

This improved methodology records actuarial gains and losses, on the income statement, in the year incurred rather than amortizing them over time. A mark-to-market adjustment will be made in the fourth quarter of each year reflecting actuarial gains or losses that fall outside a recognition corridor (10% of the greater of plan assets or benefit obligations). These gains or losses result from changes in discount rates, the reconciliation to actual return on plan assets and other actuarial assumptions.

UPS will continue to record service costs, interest costs and expected return on assets at the business segment level. The projected impact of these items will be included in the company’s annual guidance.

This methodology is fully acceptable under U.S. GAAP and is considered preferable since it aligns closer with fair value principles and does not delay the recognition of gains and losses into future periods.

UPS expects to record a pre-tax $827 million charge for the 2011 mark-to-market adjustment. On a GAAP basis, diluted earnings per share for the fourth quarter and total year will be reduced by $0.51 and $0.41, respectively which is inclusive of both the mark-to-market adjustment and the benefit resulting from the accounting change.

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The accounting change is expected to add $0.03 to adjusted diluted earnings per share for the fourth quarter and $0.12 for the full year 2011.

“This policy provides greater transparency to the company’s underlying operating results,” said Kurt Kuehn, UPS’s chief financial officer. “I want to emphasize that this change has no impact on benefits for plan participants or UPS cash flow.”

The adoption of the new methodology must be applied retrospectively to prior periods. Today at 1:00 p.m. EST, the company will be hosting a conference call to discuss the change. Restated selected financial data and the details for today’s call are available on the UPS Investor Relations website, www.investors.ups.com.

UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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EDITOR’S NOTE:

UPS CFO Kurt Kuehn and Andy Dolny, Treasurer and IRO, will discuss the pension accounting change with investors and analysts during a conference call and presentation at 1:00 p.m. EST today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Pension Accounting Presentation.”

UPS routinely posts investor announcements on its web site —www.investors.ups.com — and encourages those interested in the company to check there frequently.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, our competitive environment, increased security requirements, strikes, work stoppages and slowdowns, changes in energy prices, governmental regulations and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.